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                                                                     Exhibit 23a

Consent of Independent Public Accountants



                          Independent Auditor's Consent



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-61533, 333-75959, 333-75961, and 333-76180) of North Country
Financial Corporation of our report dated January 25, 2002, relating to the consolidated balance sheets of North Country Financial Corporation and Subsidiaries as of December 31, 2001, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the two years in the period ended December 31, 2001, which report is included in the 2002 Annual Report of North Country Financial Corporation and to the continued reference to our firm as experts in the prospectus which is a part of the Registration Statements.



/s/  Wipfli Ullrich Bertelson LLP

Wipfli Ullrich Bertelson LLP





Appleton, Wisconsin
April 11, 2003






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